2330 Utah Avenue

El Segundo, California 90245

February 27, 2009

Dear Fellow Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders to be held on March 17, 2009, at 10:30 a.m., Pacific Time, at 1310 Grand Avenue, El Segundo, California.

The Notice of Special Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

Cordially,

/s/Melvin Gagerman
Chairman of the Board

AURA SYSTEMS, INC.

2330 Utah Avenue

El Segundo, California 90245

_________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD March 17, 2009

To the Shareholders of AURA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Aura Systems, Inc. will be held on March 17, 2009, at 10:30 a.m., Pacific Time, at 1310 Grand Avenue, El Segundo, California, for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000;
2.	To approve the adoption of the Company’s 2006 Stock Option Plan; and
3.

To approve an amendment to the Company’s Bylaws modifying restrictions imposed under the Company’s 2006 Chapter 11 Plan of Reorganization relating to the issuance of the Company’s equity securities and encumbering of its assets.

Only shareholders of record at the close of business on February 6, 2009, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/Melvin Gagerman
February 27, 2009	Chairman and Corporate Secretary

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

AURA SYSTEMS, INC.

2330 Utah Avenue

El Segundo, California 90245

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aura Systems, Inc. (the “Company” or “Aura”) for a Special Meeting of Shareholders to be held on March 17, 2009 (the “Special Meeting”) and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted (1) “FOR” the proposed amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 75,000,000, (2) “FOR” the proposed adoption of the Company’s 2006 Stock Option Plan, and (3) “FOR” the proposed amendment to the Company’s Bylaws modifying restrictions imposed under the Company’s 2006 Chapter 11 Plan of Reorganization relating to the issuance of the Company’s equity securities and encumbering of its assets.

Your cooperation in promptly returning the enclosed Proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

Only shareholders of record at the close of business on February 6, 2009, are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding 44,479,763 shares of common stock. The shares of common stock vote as a single class. Holders of shares of common stock on the record date are entitled to one vote for each share held. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

In accordance with Delaware law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

This Proxy Statement and the accompanying Notice of Special Meeting and form of Proxy are being mailed or delivered to shareholders on or about February 27, 2009.

In the event that sufficient votes in favor of the proposals are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, YOUR SHARES MAY BE VOTED.

PROPOSAL NO. 1

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

The Board of Directors adopted resolutions effective as of August 28, 2008, approving an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, $.0001 par value per share, authorized for issuance from 50,000,000 to 75,000,000 (the "Amendment"), and directing that the Amendment be presented to the Shareholders for approval at a Special Meeting of Shareholders. The proposed Amendment is attached to this Proxy Statement as Appendix “A”.

Purpose for the Amendment

As of February 1, 2009, of the 50,000,000 shares of common stock currently authorized under the Company’s Amended and Restated Certificate of Incorporation, it had 44,479,763 shares of common stock outstanding and 1,662,090 shares reserved for issuance under outstanding warrants issued under the Company’s 2006 Chapter 11 Plan of Reorganization. In addition, subject to shareholder approval of Proposal No. 3, the Company has previously agreed to issue warrants exercisable for 1,704,706 shares of common stock and up to 351,333 shares upon conversion of debt in connection with prior private placements of its common stock. And subject to shareholder approval of Proposal No. 2, the Company has agreed to issue employee stock options for 2,841,500 shares. Accordingly, if the Amendment is not approved, less than four million shares will be available for future issuances even if Proposal Nos. 2 and 3 are not approved, less than two million shares will be available for future issuances if either, but not both of Proposal No. 2 and Proposal No. 3 is approved, and if both Proposal No. 2 and Proposal No. 3 are approved, there will not be sufficient shares to fully implement Proposal No. 2.

Accordingly, unless there is an increase in authorized shares, the Company will have limited or no shares of common stock available to obtain additional equity financing, which Management believes is required for the Company to maintain and expand its current business operations. In addition, unless there is an increase in authorized shares, if Proposal No. 3 is approved the Company will have to delay the implementation of the 2006 Stock Option Plan until such time as the shareholders approve additional authorized shares. The increase in authorized shares will be available for a number of purposes, including equity financings for working capital and capital expenditures, to fund future potential acquisitions and joint ventures and for compensation to officers, employees, directors and consultants.

Although the Company presently has no plans to utilize all of the increased authorized shares which would be available if the Amendment is approved, Management believes that it is important that the Company have the flexibility to issue additional shares without further authorization from the shareholders. Presently, the Company has no binding commitments with any third parties to provide equity financing. However, if the Amendment is approved by the shareholders, the Company does not intend to seek further authorization from the shareholders prior to any issuances of common stock, except as may be required by law or applicable rules of any stock exchange.

The holders of common stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of the Company.

Holders of common stock do not have preemptive rights. Holders of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of Shareholders. The affirmative vote of the holders of shares representing a majority of the outstanding shares of common stock on the record date is required to authorize the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 2

PROPOSED ADOPTION OF 2006 STOCK OPTION PLAN

Introduction

The Company's 2006 Stock Option Plan was adopted by the Board of Directors in September 2006, subject to shareholder approval (the "Plan"). The Plan allows the Company to grant options to purchase the Company's common stock to designated employees, executive officers, directors, consultants, advisors and other corporate and divisional officers of the Company and its subsidiaries ("Participants"). The Board adopted the Plan to provide employee and non-employee Participants with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain employees, directors, consultants and advisors of exceptional ability.

The Board of Directors recommends that shareholders vote "FOR" the adoption of the Plan in order to assure that the Company will have a vehicle for attracting and retaining employees, directors, consultants and advisors of exceptional ability.

In order to implement the Plan the shareholders must also approve Proposal 1 so that there are sufficient authorized shares to provide for outstanding option grants as well as future grants under the Plan. Unless there is an increase in authorized shares approved under Proposal No.1, if Proposal No. 3 is approved the Company will have to delay the implementation of the 2006 Stock Option Plan until such time as the shareholders approve additional authorized shares.

The text of the Plan is set forth as Appendix "B" to this Proxy Statement. The following is a summary of the principal features of the Plan and does not purport to be complete. Shareholders are urged to read the Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Appendix "B." Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the Plan.

Principal Features of the Plan

The Plan authorizes the Committee to grant stock options exercisable for up to an aggregate number of shares of common stock equal to the greater of (i) Three Million (3,000,000) shares of common stock, or (ii) 10% of the number of shares of common stock outstanding from time to time. As of January 15, 2009, there were 44,479,763 shares of common stock outstanding. Accordingly, at such date 4,447,976 shares of common stock would be available for options under the Plan.

Stock options granted under the Plan will be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 if so designated by the Committee on the date of grant. Stock options which are not so designated on the date of grant will be non-statutory stock options and are not eligible for the tax benefits applicable to incentive stock options. No stock options may be granted under the Plan after September 2016. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of common stock not purchased thereunder are available for future grants.

The Plan is administered by the Board of Directors or a Committee of two or more persons established by the Board of Directors from time to time. The current Committee members are Messrs. Breslow, Zeitlin and Diaz-Verson. The Committee has complete authority, subject to the express provisions of the Plan, to approve the persons to be granted stock options, to determine the number of stock options to be granted to Participants, to set the terms and conditions of stock options, to remove or adjust any restrictions and conditions upon stock options and to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the Plan.

In selecting optionees, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors. Awards may be granted to the same Participant on more than one occasion. Each stock option is evidenced by a written option agreement in a form approved by the Committee.

The purchase price (exercise price) of option shares must be at least equal to the fair market value of such shares on the date the stock option is granted. In the case of a grant of option shares under an incentive stock option to an employee who owns more than 10% of the Company’s common stock on the date of grant, the purchase price of the option shares must be at least equal to 110% of the fair market of such shares on the date of grant. The Fair Market Value of a share of common stock on any date shall be equal to the closing price of the common stock on the date of grant, as determined by the Committee.

The stock option term is for a period of ten years from the date of grant or such shorter period as is determined by the Committee. Each stock option may provide that it is exercisable in full or in cumulative or non-cumulative installments, and each stock option is exercisable from the date of grant or any later date specified therein, all as determined by the Committee. The Committee's authority to take certain actions under the Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.

Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to the Company together with payment of the exercise price. The exercise price may be paid in cash, by cashier's check or certified check. In addition, with the approval of the Committee the exercise may be done through a “cashless exercise.” Under this procedure, instead of paying the option exercise price in cash, the optionee receives a reduced number of option shares. The reduced number of option shares received is based upon a formula reflecting the difference between the option exercise price and the value of the option shares at the time of exercise.

Except as otherwise provided below or unless otherwise provided by the Committee, an optionee may not exercise a stock option unless from the date of grant to the date of exercise the optionee remains continuously in the employ of the Company. If the employment of the optionee terminates for any reason other than death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain exercisable for a period of 90 days after such termination of employment (except that the 90 day period is extended to 12 months if the optionee dies during such 90 day period), subject to earlier expiration at the end of their fixed term. If the employment of the optionee terminates because of death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term pursuant to the provisions of the Plan; unless otherwise provided by the Committee, all stock options to the extent then not presently exercisable shall terminate as of the date of termination of employment.

Each stock option granted under the Plan is exercisable during an optionee's lifetime only by such optionee. Stock options are transferable only by will or the laws of intestate succession unless otherwise determined by the Committee.

The Board of Directors may at any time suspend, amend or terminate the Plan. Shareholder approval is required, however, to materially increase the benefits accruing to optionees, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation. The Plan authorizes the Committee to include in stock options provisions which permit the acceleration of vesting in the event of a change in control of the Company resulting from certain occurrences. The Company intends to maintain a current registration statement under the Securities Act of 1933 with respect to the shares of common stock issuable upon the exercise of stock options granted under the Plan.

Summary of Option Grants

There are currently 62 employees (including three executive officers) and three non-employee directors eligible to participate in the Plan. The Plan also allows grants of stock options to consultants and advisors. The Plan authorizes the Committee to grant stock options exercisable for up to an aggregate number of shares of common stock equal to the greater of (i) Three Million (3,000,000) shares of common stock, or (iii) 10% of the number of shares of common stock outstanding from time to time. As of February 1, 2009, there were 44,479,763 shares of common stock outstanding. Accordingly, at such date 4,479,976 shares of common stock would be available for options under the Plan. From the inception of the Plan through February 1, 2009, stock options to purchase an aggregate of 1,941,500 option shares were granted under the Plan, subject to shareholder approval.

The following table sets forth certain information with respect to stock option grants made under the Plan to certain individuals and groups as of February 1, 2009. All of these grants were made subject to shareholder approval of the Plan.

New Plan Benefits

2006 Stock Option Plan

Number of
Name	Options Granted	Exercise Price
Melvin Gagerman	1,000,000	$2.00
Arthur J. Schwartz	150,000	$2.00
Yedidia Cohen	150,000	$2.00
Executive Group	1,300,000	$2.00
Non-Executive Director Group	0	-
Non-Executive Employee Group	1,541,500	$2.00-$3.00

On February 2, 2009, the last sales price of our common stock was $0.59 per share.

Future grants under the Plan will be made at the discretion of the Committee and are not yet determinable.

Certain Federal Income Tax Consequences

For a summary of the material federal income tax consequences of the plan to Participants and the Company under present law and regulations please see “Material Tax and Accounting Implications of Executive Compensation Program” in the section entitled“Executive Compensation.”

Vote Required

Under applicable Delaware law and the provisions of our Bylaws, approval of the Plan requires the vote of a majority of the voting power of the shares represented in person or by proxy at the Special Meeting.

In order to implement the Plan the shareholders must also approve Proposal 1 so that there are sufficient authorized shares to provide for outstanding option grants as well as future grants under the Plan. Unless there is an increase in authorized shares approved under Proposal 1, if Proposal 3 is approved the Company will have to delay the implementation of the 2006 Stock Option Plan until such time as the shareholders approve additional authorized shares.

If the shareholders fail to approve the Plan, the Plan will cease to be effective and stock options granted under the Plan will not be in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED ADOPTION OF THE 2006 STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy and Objectives

Our policy in compensating executive officers, including the executive officers named in the Summary Compensation Table appearing below (the “named executive officers”), is to establish methods and levels of compensation that will

•	attract and retain highly qualified personnel
•	provide meaningful incentives to promote profitability and growth and reward superior performance.

To achieve these policies we follow the basic principles that annual compensation should be competitive with similar companies and long term compensation should generally be linked to the Company’s return to shareholders.

We also believe that compensation for individual executives should be aligned to the performance of areas of the business over which the executive has the most control.

Executive compensation policies are implemented through a combination of annual and long-term methods of compensation. Compensation for the named executive officers includes

•	base salary,
•	eligibility to receive annual cash bonuses, and
•	stock-based compensation in the form of stock options under employee stock option plans.

These primary components are available for flexible use by our company in a manner that will effectively implement our stated objectives with respect to compensation arrangements for each of the executive officers. Each of these components is discussed in more detail below. When setting the compensation arrangements for each executive officer, the Compensation Committee considers these components individually, as well as on an aggregate (total compensation) basis. There is no pre-determined relationship between base salary of our executives and any of the other principal components of compensation. Each element of compensation is considered both individually and in terms of total overall compensation.

Role of Company Management in Compensation Decisions

The Compensation Committee makes decisions regarding the compensation of the Chief Executive Officer usually in conjunction with input from the Chief Executive Officer, including base compensation, equity incentive awards, annual incentive award payments. The Chief Executive Officer annually reviews compensation for the other named executive officer and makes recommendations to the Compensation Committee based upon individual and company performance. The Compensation Committee reviews and approves, and may exercise discretion to modify, all recommendations made by the Chief Executive Officer.

Primary Components of Executive Compensation.

Base Salary

The base salaries of our executive officers are set by the Compensation Committee after consideration of a number of factors, including the executive’s position, level of responsibility, tenure and performance. The Compensation Committee also considers the compensation levels of executives in comparable companies, along with the executive compensation recommendations made by our chief executive officer. In addition, the Compensation Committee evaluates whether the base salary levels of our executives are appropriate relative to our size and financial performance compared with the other companies reviewed. Relying primarily on these factors, the Compensation Committee sets the base salaries of our executive officers at levels designed to meet its objective of attracting and retaining highly qualified individuals. The Compensation Committee also believes that the continuity of leadership derived from the retention of well qualified executive officers is in the best interests of our shareholders. The base salaries of our executive officers are not set at any specific level as compared to the compensation levels of companies reviewed and the Compensation Committee does not assign relative weights or importance to any specific measure of the company’s financial performance.

Effective January 1, 2006, Mr. Gagerman’s base salary was set at $25,000 per month in connection with his appointment as Chairman of the Board and Chief Financial Officer. Mr. Gagerman’s base salary was later increased from $25,000 to $30,000 per month, effective November 1, 2006, pursuant to a written employment agreement (the “Gagerman Agreement”). The decision to increase Mr. Gagerman’s base salary was based primarily upon the increase in his responsibilities since May 2006, when he formally assumed the role of President and Chief Executive Officer.

Dr. Arthur J. Schwartz, a director, was a consultant to the Company from March 1, 2006, until November 30, 2006, at which time he was appointed Chief Technical Officer. Dr. Schwartz receives an annual base salary of $180,000.

Annual Cash Incentive Payment

We consider the use of annual performance bonuses from time to time where appropriate, to motivate participants to achieve company growth and enhance shareholder value. The incentive bonus plan permits plan participants to receive a cash bonus that is tied to the company’s performance and achievement of measures relating to an individual’s own performance during a specified fiscal year. The types of measures and relative weight of those measures used in determining annual incentive awards are tailored to the named executive officer’s position and responsibilities. We maintain an annual cash bonus plan for Mr. Gagerman, which was established effective November 1, 2006, beginning in fiscal year 2007, under the terms of the Gagerman Agreement. We do not presently have in effect an annual cash bonus plan in effect with respect to any other named executive officer.

The Gagerman Agreement provides for an annual bonus to be approved by the Board of Directors of up to $100,000 based on objective and subjective milestones and, in the case of the 2007 fiscal year, provided the company has the available cash, and an additional annual bonus at the discretion of the Board of Directors of up to $100,000 for achievements in excess of expected milestones. The initial qualitative milestones and their quantitative relative weight were specified in the Gagerman Agreement for fiscal 2007, fiscal 2008 and fiscal 2009, and relate to achievement of specified business, financial and organizational performance goals. The Compensation Committee may change both the qualitative goals and relative weight of the goals by giving notice to Mr. Gagerman prior to the fiscal quarter that the change will take effect. In addition, the Compensation Committee retains the discretion under the Gagerman Agreement to pay an annual bonus regardless of whether the stated milestones are achieved. The milestones are set with the expectation that it is probable that the milestones will be met in the applicable fiscal year. In December 2007 the Compensation Committee determined to award Mr. Gagerman a bonus of $100,000 for the fiscal 2007 year, which has not yet been paid. The Compensation Committee has determined that the performance goals were not sufficiently met and therefore no bonus will be paid for fiscal 2008.

Long-Term Equity Based Compensation Awards

To date we have had limited cash flow from operations. As a result, we have placed special emphasis on equity-based compensation, in the form of options and warrants, to preserve our cash for operations. Long-term equity based compensation awards are granted to our executive officers pursuant to our equity plans. The Compensation Committee believes that long-term equity based compensation awards are an effective incentive for senior management to increase the long-term value of the company’s common stock as well as aiding the company in attracting and retaining senior management. These objectives are accomplished by making awards under the plan, thereby providing senior management with a proprietary interest in the continued growth and performance of the company and more closely aligning their interests with those of our shareholders. In addition, because options may sometimes terminate when an executive leaves the company, we believe that options are a useful incentive in promoting the retention of executives.

2006 Stock Option Plan

In September 2006 our Board of Directors adopted an employee stock option plan, which is subject to shareholder approval at the Special Meeting. The option plan authorizes the Board of Directors or a committee of directors designated by the Board (the “Option Committee”) to grant options to employees, directors and consultants. At the time of the option grant the Option Committee designates the option for federal tax purposes as an “incentive stock option” or “non-statutory stock option.” The named executive officers are eligible to receive option grants under the option plan.

All determinations regarding the granting of options to executive officers, including the amount, exercise price, and terms of vesting, are made by the Option Committee after seeking input from management. The Option Committee makes long-term equity based compensation awards after a review of a number of factors, including length of service, the performance of the company, the relative levels of responsibility of the executive and his or her contributions to the business, including recommendations of supervisors, and prior option grants received by the executive. Awards may be granted to the same executive on more than one occasion.

Stock option grants may be subject to a vesting period based upon continued employment during the option term or may fully vest upon grant. The Option Committee may make grants at any particular time during the year. The exercise price of the options must be at least equal to the fair market value of such shares on the date the stock option is granted or such later date as the Option Committee specifies.

In fiscal 2007, pursuant to the Gagerman Agreement, and following his appointment as CEO in May 2006, Mr. Gagerman was awarded a total of 300,000 options to purchase common stock under our employee stock option plan, exercisable at $2.00 per share, for a period of three years, of which 50,000 were designated as incentive stock options, the maximum amount allowable as incentive stock options under federal tax law for this grant. This grant primarily reflected his increased responsibilities as CEO. These 300,000 options were granted in addition to 600,000 warrants which were awarded to Mr. Gagerman in connection with his assuming the duties of Chairman and Chief Financial Officer effective February 2006. The 300,000 options vest at the rate of 25,000 per month. The Gagerman Agreement provides for acceleration of the vesting, and termination of the options prior to the expiration of the three year term, under circumstances specified in the Gagerman Agreement.

Subsequent to the end of fiscal 2007, in order to provide additional incentives to Mr. Gagerman, and in recognition of his accomplishments as both CEO and acting CFO, Mr. Gagerman was granted an additional 100,000 options, exercisable at $2.00 per share, with a term of five years. This grant is subject to shareholder approval of the Plan. In addition, subsequent to the end of fiscal 2007, we determined to extend the term of his 600,000 warrants from three years to five years and to fix the exercise price at $2.00 per share during the term of the warrants, subject to shareholder approval of the Plan.

Pursuant to our agreements with Mr. Gagerman, all of the options and warrants granted to him have a “cashless exercise feature” which allows Mr. Gagerman, at his option, to receive a reduced number of shares upon exercise of the options or warrants instead of paying the exercise price in cash.

In fiscal 2008 Dr. Schwartz and Yedidia Cohen were each granted 150,000 options, exercisable at $2.00 per share, with a term of five years. The option grants are subject to shareholder approval of the Plan.

Other Benefits.

We provide all eligible employees, including executive officers, with certain benefits, including health and dental coverage, company-paid term life insurance coverage, disability insurance, 401(k) plan, paid time off and paid holiday programs. Other perquisites and personal benefits, such as automobile allowances and country club dues, are considered on a case-by-case basis. Executive perquisites and benefits are provided to ensure overall compensation for named executive officers is adequate.

Our executive officers are eligible to participate in our 401(k) plan, with Mr. Cohen currently being the only executive officer to participate. We do not presently maintain any other deferred compensation or retirement plans.

We provide the foregoing benefit programs to provide executive officers with benefits that are competitive with those in the marketplace without incurring substantial cost to the Company.

Employment Agreements. Other than our written employment agreement with Melvin Gagerman, we do not have employment agreements with any of our named executive officers and generally do not enter into long-term employment agreements with our executive officers. Information regarding Mr. Gagerman’s written employment agreement is discussed below.

Severance Agreements. Other than severance provisions contained in our written employment agreement with Melvin Gagerman, we generally do not enter into severance agreements or similar agreements providing for payments upon termination of employment or change-in-control. Such agreements, when entered into, are negotiated on a case-by-case basis.

Material Tax and Accounting Implications of Executive Compensation Program

SFAS 123R sets forth the accounting treatment for options effective March 1, 2006. This accounting rule requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Prior to March 1, 2006 we followed Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related Interpretations for measurement and recognition of stock-based transactions with employees. Under APB 25, generally no compensation expense was recognized in connection with the grant of a stock option since at the date of grant, the exercise price of stock options was set either at, or above, current price at closing of market or, at the price at closing of market on a pre-determined future date. Because the adoption of SFAS 123R’s fair value method will have an impact on our results of operations, this may have an impact on the level of share-based payments being issued.

U.S. federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by our shareholders, the compensation is not included in the computation of this limit. Although the Compensation Committee intends, to the extent feasible and where it believes it is in the best interests of the company and our shareholders, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this tax provision to dictate the committee’s development and execution of effective compensation plans.

Tax Consequences of Incentive Stock Options. Our 2006 stock option plan authorizes the grant of both “incentive stock options” and “non-qualified stock options.” The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not realize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of our common stock acquired over the option exercise price will be includable in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of our common stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss realized on the subsequent disposition of the shares of our common stock will be treated as long-term capital gain or loss.

Tax Consequences of Non-qualified Stock Options. In general, the grant of a non-qualified stock option or warrant will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a non-qualified stock option or warrant, generally the optionee will realize ordinary income and we will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the exercise price.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” for the fiscal year ended February 29, 2008. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

The Compensation Committee:

Warren Breslow
Dr. Maurice Zeitlin
Salvatore Diaz-Verson

The following table summarizes all compensation earned for the fiscal years ended February 29, 2008, and February 28, 2007, to the individual who served as our chief executive officer during fiscal 2008, and the two other most highly compensated executive officers who were serving in such capacity as of February 29, 2008 (the "named executive officers").

2008 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

Melvin Gagerman (1)	2008	360,000	-	-	50,326(5)	410,326
Chief Executive Officer, Chief Financial Officer, and President	2007	319,154(2)	171,359	100,000(4)	19,320(5)	609,833

Arthur J. Schwartz	2008	180,000	34,512	-	2,229(6)	216,741
Chief Technical Officer	2007	42,231(7)	-	-	-	42,231

Yedidia Cohen	2008	177,116	31,460	-	1,898	210,474
Vice President of Engineering	2007	164,285			808(6)	165,093
(1)	Mr. Gagerman was elected Chairman and Chief Financial Officer effective February 1, 2006 and was elected President and Chief Executive Officer effective May 25, 2006.
(2)	Mr. Gagerman’s salary was $25,000 per month from January 1, 2006 until December 1, 2006 at which time it was increased to $30,000 per month.

(3)	Reflects the amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123R, assuming no forfeitures.
(4)	Represents incentive plan cash bonus awarded to Mr. Gagerman for fiscal 2007, which has been earned but not yet paid.
(5)	Represents automobile and country club dues allowances, the cost of life insurance premiums, and medical expense reimbursements.
(6)	Represents Company matching contributions to the 401(k) plan.
(7)

Dr. Schwartz, a director and executive officer, was a consultant to the Company from March 1, 2006, until November 30, 2006, at which time he was appointed Chief Technical Officer. Salary for fiscal 2007 only included amounts paid as Chief Technical Officer effective December 1, 2006.

No bonuses or stock awards were granted to the above individuals for the 2007 or 2008 fiscal years.

Grants of Plan-Based Awards in the Last Fiscal Year

The following table sets forth certain information at February 29, 2008, and for the year then ended, with respect to plan-based awards granted to the individuals named in the Summary Compensation Table above.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

Name		Approval Date (5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)(4)			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards ($)(1)
	Grant Date (5)		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)
Melvin Gagerman	12/16/07	12/16/07				100,000(2)	2.00(2)	121,023
	n/a	n/a	(3)	100,000	200,000	-	-	-

Arthur J. Schwartz	03/01/07	03/01/07				150,000	2.00(2)	172,558

Yedidia Cohen	03/01/07	03/01/07				150,000	2.00(6)	172,558

(1)	Reflects the full grant date fair market value, computed in accordance with FAS 123R, assuming no forfeitures.
(2)	Options vest on the date of grant and are exercisable at a price of $2.00 per share, with a term of five years. This grant is made under the Plan, which is subject to shareholder approval.
(3)

The written employment agreement with Mr. Gagerman (the Gagerman Agreement) provides for an annual bonus in each fiscal year to be approved by the Board of Directors of up to $100,000 based on objective and subjective milestones and, in the case of the 2007 fiscal year, provided the Company has the available cash, and an additional annual bonus at the discretion of the Board of Directors of up to $100,000 for achievements in excess of expected milestones. The initial qualitative milestones and their quantitative relative weight were specified in the Gagerman Agreement for fiscal 2007, fiscal

2008 and fiscal 2009, and relate to achievement of specified business, financial and organizational performance goals. The Compensation Committee may change both the qualitative goals and relative weight of the goals by giving notice to Mr. Gagerman prior to the fiscal quarter that the change will take effect. In addition, the Compensation Committee retains the discretion under the Gagerman Agreement to pay an annual bonus regardless of whether the stated milestones are achieved. In December 2007 the Compensation Committee determined to award Mr. Gagerman a bonus of $100,000 for the fiscal 2007 year, which amount is reflected in the Summary Compensation Table for fiscal 2007. No bonus was awarded in fiscal 2008. He remains eligible for bonuses in future fiscal years.

(4)	Column (e) represents the amount payable if all of the annual targets are met, and column (f) represents the maximum amount payable under the plan established in the Gagerman Agreement.
(5)

The grant date reflects the effective date of the equity grant for financial statement purposes under FAS 123R. The approval date reflects the date the Compensation Committee formally approved the stock option grant.

(6)

Options vest over a three year period from the date of grant and are exercisable at a price of $2.00 per share, with a term of five years. This grant is made under the Plan, which is subject to shareholder approval.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table summarizes certain information regarding the number and value of all options to purchase our common stock held by the individuals named in the Summary Compensation Table at February 29, 2008. No stock awards or equity incentive plan awards were issued or outstanding during fiscal 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable

Melvin Gagerman (a)(b)	250,000(b)	0(b)		2.50(a)	1/31/09(a)
Melvin Gagerman (c)(d)	350,000(d)	0(d)		2.50(c)	1/31/09(a)
Melvin Gagerman (e)	300,000(e)	0(e)		2.00	11/01/11
Melvin Gagerman (f)	100,000	0		2.00	12/17/12
Arthur J. Schwartz	150,000	0		2.00	3/01/12
Yedidia Cohen	50,000	100,000		2.00	3/01/12

(a)

Effective January 31, 2006, Mr. Gagerman was awarded 250,000 Management Warrants by our Board of Directors as authorized under our Chapter 11 Plan of Reorganization. The terms of the Management Warrants provide for an exercise price of $2.00 per share during the first twelve (12) months from the effective date of issuance (January 31, 2006), $2.50 per share from the 13th to the 24th month from the effective date of issuance; and $3.00 per share from the 25th to the 36th month from the effective date of issuance. However, under the terms of Mr. Gagerman’s employment agreement, subject to shareholder approval of the Plan, the exercise price will be $2.00 per share. The exercise price in the table does not reflect shareholder approval. In fiscal 2008 the term of these options was extended from three years to five years, subject to shareholder approval of the Plan. The term of the options in the table does not give effect to shareholder approval of the Plan.

(b)

The Management Warrants vest over a 36 month period: 1/36th of the shares of common stock underlying the warrant vest each month after the date of issuance, subject to his continuing to serve as an employee. However, under the terms of Mr. Gagerman’s employment agreement, subject to shareholder approval of the Plan, the warrants were fully vested as of May 1, 2006. The vesting information in the table does not give effect to shareholder approval of the Plan.

(c)

Effective January 31, 2006, Mr. Gagerman was awarded 350,000 Director Warrants by our Board of Directors as authorized under our Chapter 11 Plan of Reorganization. The terms of the Director Warrants provide for an exercise price of $2.50 per share. However, under the terms of Mr. Gagerman’s employment agreement, which are subject to shareholder approval under our Bylaws, the exercise price will be $2.00 per share. The exercise price in the table does not give effect to shareholder approval of the Plan. In fiscal 2008 the term of these options was extended from three years to five years, subject to shareholder approval of the Plan.

(d)

The Director Warrants vest over a two year period: 25% of the shares of common stock underlying the warrant vest each six months after the effective date of issuance (January 31, 2006). The Warrants were fully vested as of February 29, 2008

(e)

These options were granted pursuant to the Gagerman Agreement entered into effective November 1, 2006. Options vest at the rate of 25,000 per month from the date of grant (November 1, 2006) and are exercisable at a price of $2.00 per share, with a term of three years. In fiscal 2008 the term of these options was extended from three years to five years. This grant is subject to shareholder approval of the Plan.

(f)	This grant is subject to approval of the Plan.

Option Exercises and Stock Vesting During 2008

No stock options were exercised during fiscal 2008 by the individuals named in the Summary Compensation Table. No stock awards were issued or outstanding during fiscal 2008.

Employment Contracts, Termination of Employment Contracts and Change in Control Arrangements

Gagerman Employment Agreement

Effective November 1, 2006, we entered into a written employment agreement with Melvin Gagerman (the “Gagerman Agreement”) regarding the terms and conditions of his employment as CEO. The Gagerman Agreement originally was in effect through February 28, 2010, and is automatically extended by an additional year at the beginning of each fiscal year unless we give prior notice of our intent not to extend the agreement. Accordingly, the Gagerman Agreement is currently in effect until February 28, 2011. The agreement may be terminated before its stated expiration by either of the parties under specified terms and conditions Following are the material terms of the Gagerman Agreement.

Base Salary and Annual Bonus.

Mr. Gagerman is entitled to a base salary of $360,000 per year. The Gagerman Agreement also provides for an annual bonus to be approved by the Board of Directors of up to $100,000 based on objective and subjective milestones and, in the case of the 2007 fiscal year, provided the company has the available cash, and an additional annual bonus at the discretion of the Board of Directors of up to $100,000 for achievements in excess of expected milestones. The initial qualitative milestones and their quantitative relative weight were specified in the Gagerman Agreement for fiscal 2007, fiscal 2008 and fiscal 2009, and relate to achievement of specified business, financial and organizational performance goals. The Company may change both the qualitative goals and relative weight of the goals by giving notice to Mr. Gagerman prior to the fiscal quarter that the change will take effect. In addition, we retain the discretion under the Gagerman Agreement to pay an annual bonus regardless of whether the stated milestones are achieved. Bonuses are payable within 45 days after the end of the applicable fiscal year.

Stock Options

The Gagerman Agreement provides for him to receive options to purchase 300,000 shares of common stock at an exercise price of $2.00 per share, of which 50,000 options are designated for tax purposes as “incentive stock options” and the remaining options are non-qualified options. The Gagerman Agreement originally provided for an option term of three years, which was subsequently extended to five years. The options vest at the rate of 25,000 per month. Unvested options vest if the Gagerman Agreement is terminated by either party under specified circumstances. All of these options vested as of November 2007 and are subject to approval of the Plan. In addition to the 300,000 options granted under the Gagerman Agreement, Mr. Gagerman has been granted an additional 700,000 options and warrants, described elsewhere in this Proxy Statement, and remains eligible for future equity compensation awards.

Life Insurance, Dues and Car Allowance

The Gagerman Agreement requires us to pay life insurance premiums on his private life insurance policy, up to $7,500 per year. Mr. Gagerman is also entitled to receive $2,000 per month as an automobile allowance and country club dues, and reimbursement of the country club initiation fee of up to $8,000.

Medical Benefits

In addition to health and dental insurance generally available to all of our employees, Me. Gagerman is also entitled to receive reimbursement of up to $15,000 per year for all non-covered medical and dental expenses for himself and his spouse, including deductibles and co-payments. His agreement also entitles him to reimbursement for the cost of long term care insurance.

Early Termination of Agreement

The Gagerman Agreement provides that either party may terminate the agreement prior to its stated term upon occurrence of the following events:

•

Death or Permanent Disability – The agreement automatically terminates upon Mr. Gagerman’s death or disability (as determined under our Long-Term Disability Plan, which provides for a benefit of 50% of his monthly salary to a maximum of $6,000 per month).

•	By the Company For Cause - We may terminate the agreement for “cause”. The agreement defines “cause” to include:

•	a breach by Mr. Gagerman of his obligations not to compete with us during the term of his employment;
•	a breach by Mr. Gagerman of his obligation to maintain confidential information
•	commission of an act of fraud, embezzlement or dishonesty which is injurious to us;
•	intentional misconduct which is detrimental to our business or reputation

•

By the Company for Non-Performance – We may terminate the agreement upon 120 days prior notice in the event of “non-performance” by Mr. Gagerman. The agreement defines “non-performance” to mean a determination by not less than 75% of the members of our Board of Directors that Mr. Gagerman is not performing his duties as CEO and the continuation of the non-performance for 15 days after receiving notice of the Board’s determination.

•	By The Company Without Cause or Non-Performance – We may terminate the agreement upon not less than 12 months notice, without regard to Mr. Gagerman’s performance.

•	By Mr. Gagerman For Cause – Mr. Gagerman may terminate the agreement for “cause” upon not less than 45 days notice. The agreement defines “cause” to include:

•	A change in his job responsibilities resulting from a demotion; and
•	His removal as a member of the Board of Directors.

•	By Mr. Gagerman Without Cause – Mr. Gagerman may terminate the agreement upon not less than 120 days notice without regard to whether we are meeting our obligation under the agreement.

•

By Mr. Gagerman Upon a Change of Control - Mr. Gagerman may terminate the agreement upon not less than 30 days notice at any time following a “change in control.” The agreement defines change of control to mean:

•	The acquisition by a new investor of more than 50% of our common stock, or
•	The change of a majority of our board members either by an individual or by one or more groups acting together.

Severance Benefits Upon Termination

Base Salary and Bonus. Upon the termination of Mr. Gagerman’s employment as CEO, he is entitled to receive accrued salary, unpaid bonus payments (if any) through the effective date of his termination.

Employee Benefits. All employee benefits, including life insurance premiums and automobile and dues allowances, cease to accrue as of the date of termination.

Stock Options – Upon the termination of Mr. Gagerman’s employment as CEO the portion of the 300,000 options which are vested as of the date of termination remain exercisable in accordance with their terms. The unvested portion of the 300,000 options terminate upon termination of the agreement unless:

•	termination is a result of a “change in control”; or
•	We terminate the agreement other than for “cause” or “non-performance.”

in which case the unvested options become fully exercisable upon termination. All of these options were fully vested as of November 2007, subject to shareholder approval of the Plan.

Lump Sum Severance Payment - Under the terms of the agreement Mr. Gagerman is entitle to a lump sum severance payment within 45 days of termination equal to the greater of one year’s base salary ($360,000), or the unpaid balance of the base salary which would have been payable if Mr. Gagerman remained employed through the stated term of employment in effect immediately prior to the termination if:

•	termination is a result of a “change in control”;
•	Mr. Gagerman terminates the agreement for “cause”; or
•	We terminate the agreement other than for “cause” or “non-performance.”

Each of these events is referred to as a “severance payment event.”

Potential Payments to the Named Executive Officers Upon Termination or Change in Control

Other than the benefits provided for in Mr. Gagerman’s written employment agreement, which are described above, none of the named executive officers are entitled to any payments or benefits upon termination, whether by change in control or otherwise, other than benefits available generally to all employees.

Upon the occurrence of a severance payment event for Mr. Gagerman, assuming he were terminated as of February 29, 2008, he would be entitled to a severance payment of $1,080,000, payable within 45 days of the date of his termination.

Mr. Gagerman was the only named executive officer with unvested options or warrants outstanding as of February 29, 2008. The vesting of unvested options is accelerated upon termination of Mr. Gagerman’s employment under the circumstances described above. However, none of Mr. Gagerman’s options or warrants were exercisable at a price less than the closing price of our common stock as of February 29, 2008.

Director Compensation During Fiscal 2008

The following table summarizes all compensation paid to directors other than named executive officers during fiscal 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Maurice Zeitlin (3)	-	-	13,553	-	-	13,553
Warren Breslow (4)	-	-	13,553	-	-	13,553
Salvador Diaz-Verson, Jr. (5)	-	-	13,553	-	-	13,553
(1)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R), assuming no forfeitures.
(2)

In fiscal 2008 Messrs. Zeitlin and Breslow were each granted Director Warrants (options) to acquire 25,000 shares, of our common stock at an exercise price of $2.50 per share, respectively, being the fair market value of our common stock on the date of grant, which options vest at a rate of 25% every six months and expire in October 2010. The fair market value of each of these options at the time of grant, computed in accordance with FAS 123(R), was $54,212.

(3)	The director had 50,000 options outstanding as of February 29, 2008.
(4)	The director had 50,000 options outstanding as of February 29, 2008.
(5)	The director had 25,000 options outstanding as of February 29, 2008.

Our Board of Directors may, at its discretion, compensate directors for attending board and committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings. Our directors are also eligible to receive stock option grants under our 2006 employee stock option plan and Director Warrants authorized under our Chapter 11 Plan of Reorganization.

Compensation Committee Interlocks and Insider Participation

During the 2008 fiscal year our Compensation Committee was comprised of Messrs. Breslow, Diaz-Verson, Jr., Zeitlin and (until his resignation in June 2007) Appel. None of the members of the Compensation Committee was an executive officer or employee of the Company. During the 2008 fiscal year, none of our executive officers served on our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the extent of our knowledge, certain information regarding our common stock owned as of February 12, 2009 (i) by each person who is known to be the beneficial owner of more than five percent (5%) of our outstanding Common Stock, (ii) by each of our Directors and the named executive officers in the Summary Compensation Table, and (iii) by all Directors and current executive officers as a group:

Beneficial Owner	Number of Shares ofCommon Stock	Percent of Common Stock (1)
ICM Asset Management, Inc. (2)(3)	2,816,512	6.3%
James M. Simmons (2)(4)	3,067,833	6.9%
Koyah Ventures, LLC (2)(5)	2,712,598	6.1%
Melvin Gagerman (6)	1,137,362	2.5%
Arthur Schwartz (7)	703,659	1.6%
Maurice Zeitlin (8)	1,122,510	2.5%
Warren Breslow (9)	1,494,628	3.4%
Salvador Diaz-Verson, Jr. (10)	130,934	*
Yedidia Cohen (11)	57,962	*
All current executive officers and Directors as a group (six)	4,647,055	10.1%

* Less than 1% of outstanding shares.

(1)

Beneficial ownership is determined in accordance with rules of the U.S. Securities and Exchange Commission. The calculation of the percentage of beneficial ownership is based upon 44,479,763 shares of common stock outstanding on February 12, 2009. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock which may be acquired by such shareholder upon exercise or conversion of warrants or options which are currently exercisable or exercisable within 60 days of February 1, 2009, including options granted under the Plan, are deemed to be exercised and outstanding. Such shares, however, are not deemed outstanding for purposes of computing the beneficial ownership percentage of any other person. To our knowledge, the persons named in the table above have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Based upon information contained in Schedule 13G jointly filed with the SEC on February 12, 2009, by ICM Asset Management, Inc., Koyah Ventures, LLC, Koyah Leverage Partners, L.P. and James M. Simmons. The business address of these filers is 601 W. Main Avenue, Suite 600, Spokane, Washington 99201. ICM Asset Management, Inc., James M. Simmons and Koyah Ventures, LLC constitute a group sharing beneficial ownership within the meaning of Rule 13d-5(b)(1), but are not part of a group with any other person. Koyah Leverage Partners, L.P. expressly disclaims membership in a group and disclaims beneficial ownership of the common stock covered by the Schedule 13G. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. James M. Simmons is the Chief Executive Officer and controlling shareholder of ICM Asset Management, Inc. and the manager and controlling owner of Koyah Ventures, LLC. Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P. and other investment limited partnerships of which ICM Asset Management, Inc. is the investment adviser. No individual client of ICM holds more than five percent of the outstanding common stock.

(3)	Includes sole dispositive and voting power of 862 shares and shared voting and dispositive power of 2,815,650 shares.
(4)	Includes sole dispositive and voting power of 75,661 shares and shared voting and dispositive power of 2,992,172 shares.
(5)	Includes sole dispositive and voting power of 100,000 shares and shared voting and dispositive power of 2,612,598 shares.
(6)	Includes 1,000,000 warrants and options exercisable within 60 days of February 1, 2009.
(7)	Includes 132,433 warrants and options exercisable within 60 days of February 1, 2009.
(8)	Includes 164,007 warrants and options exercisable within 60 days of February 1, 2009.
(9)	Includes 285,563 warrants and options exercisable within 60 days of February 1, 2009.
(10)	Includes 75,989 warrants and options exercisable within 60 days of February 1, 2009.
(11)	Includes 51,327 warrants and options exercisable within 60 days of February 1, 2009.

The mailing address for the officers and directors is c/o Aura Systems, Inc., 2330 Utah Avenue, El Segundo, CA 90245.

Securities Authorized for Issuance Under Equity Compensation Plans as of February 29, 2008

Equity Compensation Plan Information as of February 29, 2008

Number of Securities
		Weighted-average	Remaining Available for
	Number of Securities to	Exercise Price of	Future Issuance Under Equity
	be Issued Upon Exercise	Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants and Rights	(Excluding Securities Reflected in Column (a))
Plan Category	Warrants and Rights (a)	(b)	(c)

Equity compensation plans approved by security holders (1)	802,778	$2.15	197,222
Equity compensation plans not approved by security holders (2)
To
(1)

Reflects warrants for management and directors under our Chapter 11 Bankruptcy Plan of Reorganization, which was approved by our creditors and shareholders and became effective in January 2006. A total of 500,000 warrants to purchase our common stock were reserved for issuance to management from time to time and 500,000 warrants were reserved for issuance to our directors from time to time. 250,000 Management Warrants and 350,000 Director Warrants were issued to Melvin Gagerman under the 2006 Chapter 11 Bankruptcy Plan. The numbers in this table are as of February 29, 2008, and do not give effect to the approval of the 2006 Stock Option Plan or the expiration of Warrants subsequent to February 29, 2008. For additional information regarding the terms of Director Warrants and Management Warrants see “2008 Outstanding Equity Awards at Fiscal Year End”, including the notes thereto, in the “Executive Compensation” section elsewhere in this Proxy Statement.

(2)	The only equity compensation plan which has not yet been approved by shareholders is the 2006 Stock Option Plan. Information regarding this Plan is contained elsewhere in this Proxy Statement.

PROPOSAL NO. 3

PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYLAWS MODIFYING RESTRICTIONS ON THE ISSUANCE OF EQUITY SECURITIES AND ENCUMBERING OF ASSETS

On January 31, 2006, the Company emerged from a Chapter 11 Plan of Reorganization under the U.S. Bankruptcy Code following approval of the Chapter 11 Plan by its creditors, shareholders and the bankruptcy court. As part of the Chapter 11 Plan the Company’s Certificate of Incorporation and Bylaws were amended and restated. Included in the Bylaws was a provision, Section 3.13, which prohibited the Board of Directors from taking certain actions without first obtaining approval of shareholders having a majority of the voting power at a meeting of shareholders. Specifically, these actions include:

•	The granting of liens or encumbrances on substantially all of the assets of the Company, other than liens in favor of the secured creditors under the Chapter 11 Plan.
•	The grant or issuance of options, warrants or other securities convertible into the Company’s common stock other than warrants and options authorized under the Chapter 11 Plan.
•	The sale, issuance or other disposition of more than 20% of the Company’s common stock in a private placement of securities.

The Board of Directors adopted resolutions effective as of February 1, 2006, approving an amendment to Section 3.13 of the Bylaws (the "Bylaw Amendment"), and directing that the Bylaw Amendment be presented to the shareholders for approval at a Special Meeting of Shareholders. A copy of Section 3.13, as currently in effect, and after giving effect to the Bylaw Amendment, is set forth in Appendix “C” attached to this Proxy Statement. The Bylaw Amendment, if adopted by the shareholders, would allow the Board of Directors to take the following actions without obtaining shareholder approval:

•	To grant liens on all or substantially all of the Company’s assets, other than the Company’s intellectual property, without first obtaining shareholder approval;
•

To grant or issue options, warrants or other securities convertible into common stock unless (i) such options, warrants or rights were issued to employees, officers or directors where any part of the consideration consists of services performed or to be performed, or (ii) such options, warrants or rights are part of a private placement involving the issuance of more than 20% of the Company’s common stock.

Purpose of the Bylaw Amendment

Elimination of Bylaw Restrictions on Liens and Encumbrances

The Bylaws as currently in effect generally prohibit the Board of Directors of the Company from granting liens or encumbrances on all or substantially of the Company’s assets without first obtaining shareholder approval. The only exception to this requirement was liens in favor of secured creditors on the effective date of the Chapter 11 Plan. As of September 1, 2008, all of these liens were terminated upon the conversion of the secured debt into common stock. The Company believes that it is in its best interests to eliminate the requirement that shareholder approval be obtained in order to give the Company greater flexibility to enter into financing transactions requiring that the Company grant liens on a substantial portion of its assets, other than intellectual property. These transactions may include refinancing of existing secured debt or future borrowings for corporate purposes as determined by the Board of Directors. The Company presently has no commitments to enter into any financing transactions which would require that it grant liens on substantially all of its assets.

Modification of Bylaw Restrictions on Issuance of Options and Warrants

The Bylaws as currently in effect prohibit the Board of Directors of the Company from issuing options, warrants or other securities convertible into common stock, other than warrants authorized under the Chapter 11 Plan, without first obtaining approval of the shareholders by a majority of the voting power present at a shareholder meeting. The Company believes that it is in its best interests to modify the requirement for shareholder approval in order to give the Company greater flexibility in entering into financing transactions. For example, under the current Bylaw provisions, the Company may issue common stock of up to 20% of its outstanding shares in a single transaction without obtaining shareholder approval. However, currently the Board of Directors may not issue any type of security convertible into common stock as part of a financing transaction without first obtaining shareholder approval. The requirement of shareholder approval not only imposes delays in completing the transaction, but also could either result in less favorable terms for the transaction or make some types of financing impracticable. As the Company historically has relied upon equity financings as a source of working capital, it is important that it have maximum flexibility to access the capital markets.

Accordingly, the Bylaw Amendment, if approved by the shareholders, would allow the Company to issue options, warrants and other securities convertible into common stock without obtaining shareholder approval unless (i) such options, warrants or rights are part of a private placement involving the issuance of more than 20% of the Company’s common stock, or (ii) the options, warrants or rights were issued to employees, officers or directors in whole or in part for services performed or to be performed. The adoption or disapproval of the Bylaw Amendment will have no effect on the 500,000 Management Warrants, 500,000 Director Warrants or the other warrants authorized under the Chapter 11 Plan. The adoption or disapproval of the Bylaw Amendment will also have no impact on Proposal No. 2, to ratify the adoption of the 2006 Stock Option Plan, unless Proposal No. 1, to increase the number of authorized shares, is not adopted.

Subject to shareholder approval of Proposal No. 3, the Company has previously agreed to issue warrants exercisable for 1,704,706 shares of common stock and up to 351,333 shares upon conversion of notes. Of these 1,704,706 warrants issued, 1,609,706 were issued in connection with private placements of common stock and 95,000 warrants were issued to consultants. Each of the warrants has a term of 5 years, with an exercise price of $3.00 per share during the first 12 months following their issuance, $3.50 per share during the second 12 months following their issuance, and $4.00 per share thereafter. The warrants expire between November, 2011 and October, 2012. Up to 351,333 shares are issuable upon conversion of notes issued in connection with the issuance of unsecured convertible notes, at a conversion price of $3.00 per share, for a period of five years from the date of issuance of the notes, and expire between January, 2013 and June, 2013.

The Company presently has no other commitments to enter into any financing transactions which would require it to issue options, warrants or other rights.

If the Bylaw Amendment is approved by the shareholders, the Company does not intend to seek further authorization from the shareholders prior to any issuances of any options, warrants or other securities convertible into common stock, except as may be required by law, by the modified provisions of the Bylaws, or by applicable rules of any stock exchange.

Vote Required

Under applicable Delaware law and the provisions of our Bylaws, the approval of the Bylaw Amendment requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Special Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYLAWS.

Other Matters

Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Special Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON March 17, 2009

This Proxy Statement and directions to be able to attend the Special Meeting of Shareholders and vote in person is available at www.aurasystems.com.

Appendix “A”

If approved, Article “Fourth” of the Company’s Amended and Restated Certificate of Incorporation would be amended and restated as follows:

“Fourth: The total number of shares of stock which the Corporation is authorized to issue is 75,000,000 shares of common stock with a par value of $0.0001 per share.”

Appendix “B”

Aura Systems, Inc. 2006 Stock Option Plan

1.	Purpose.

This Stock Option Plan (the "Plan") is intended to allow designated employees, executive officers, directors, consultants, advisors and other corporate and divisional officers (all of whom are sometimes collectively referred to herein as "Employees") of Aura Systems, Inc., a Delaware corporation ("Aura" or the “Company”), and its subsidiaries which it may have from time to time (Aura and such subsidiaries being together referred to herein as the "Company") to receive certain options ("Stock Options") to purchase Aura's common stock ("Common Stock"), as herein provided. The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

2.	Administration.

(a)        The Plan shall be administered by a Committee of two or more persons ("Committee") established by the Board of Directors of Aura (the "Board") from time to time, which may consist of the Compensation Committee, the full Board of Directors or such persons as the Board shall designate. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Aura's By-Laws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

(b)        The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the Employees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

(c)        The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee or his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

3.	Eligibility and Participation.

Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

4.	Grants.

The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code"), if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options and any such Stock Options shall be designated non-statutory stock options by the Committee on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted hereunder shall not exceed the greater of Three Million (3,000,000) or 10% of the number of shares of the Common Stock of Aura from time to time outstanding. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

5.	Purchase Price.

The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall be at least equal to the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock on the date of grant, and the method for determining the closing price shall be determined by the Committee. In the case of a grant of Option Shares by management made subject to subsequent Committee approval, for purposes of determining Fair Market Value the Committee may use either (i) the date of Committee approval of the grant, or (ii) the date of grant by management if within thirty (30) days of the date of the Committee’s approval of such grant.

6.	Option Period.

The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten (10) years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, but subject to the provisions of paragraphs 2(b) and 11(c), Stock Options granted to Employees who are subject to the reporting requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934 ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted, or, if later, from the date of stockholder approval of the Plan. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

7.      Exercise of Options.

(a)        Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7(b). Payment may be made in cash, by cashier's or certified check.

(b)        The exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is a Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

(c)        No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason, then if the exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

(d)            The Committee shall have the discretion to provide in a Stock Option grant for the exercise of a Stock Option through a “cashless” exercise, whereby the Optionee may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Optionee the number of Option Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Option Shares to be issued to the Optionee

Y = the number of Option Shares with respect to which the Stock Option is being exercised.

A = the fair market value of the Common Stock on the exercise date, as determined by the Committee.

B = the Exercise Price.

8.	Continuous Employment.

Except as provided in paragraph 10 below or unless otherwise provided by the Committee, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the military, provided that such Employee returns to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

9.	Restrictions on Transfer.

Options granted under this Plan shall be transferable only by will or the laws of descent and distribution unless otherwise determined by the Committee at any time at or after the date of grant of the Option, provided such transfer does not conflict with applicable securities laws or render the Company ineligible to use Form S-8 or any successor form to register the Options. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's lifetime (or in the event of the death of Employee, by his or her legal representative) only by such Employee or such Employee's permitted transferees or legal representative.

10.	Termination of Employment.

(a)        Upon an Employee's Retirement, Disability or death: (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

(b)        Upon the termination of the employment of an Employee with the Company for any reason other than the reasons set forth in paragraph 10(a) hereof, unless otherwise provided by the Committee, (a) all Stock Options to the extent then presently exercisable by such Employee shall remain exercisable only for a period of ninety (90) days after the date of such termination of employment (except that the ninety (90) day period shall be extended to twelve

(12) months if the Employee shall die during such ninety (90) day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

(c) For purposes of this Plan:

(i) "Retirement" shall mean an Employee's retirement from the employ of the Company on or after the date on which such Employee attains the age of sixty-five (65) years; and

(ii) "Disability" shall mean total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's employment with the Company, which disability shall be determined on medical evidence by a licensed physician designated by the Committee.

11.	Adjustments Upon Change in Capitalization.

(a)        The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price) and the maximum number of Stock Options that may be granted under the Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

(b)        Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which Aura is not the surviving corporation or in which Aura survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such Option Shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

(c)        In the sole discretion of the Committee, Stock Options may include provisions, on terms authorized by the Committee in its sole discretion, that accelerate the Employees' rights to exercise Stock Options upon a sale of substantially all of the Company's assets, the dissolution of Aura or upon a change in the controlling shareholder interest in Aura resulting from a tender offer, reorganization, merger or consolidation or from any other transaction or occurrence, whether or not similar to the foregoing (each, a "Change in Control").

12.	Withholding Taxes.

The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company, (ii) by withholding from the Employee's salary, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate Fair Market Value as of the date the withholding tax obligation arises that is equal to the Employee's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may

be made by the method of payment specified in clause (iii) above upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

13.	Relationship to Other Employee Benefit Plans.

Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

14.	Amendments and Termination.

The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would: (a) materially increase the benefits accruing to Employees under this Plan, (b) materially increase the number of securities which may be issued under this Plan or (c) materially modify the requirements as to eligibility for participation in the Plan.

15.	Successors in Interest.

The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

16.	Other Documents.

All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted.

17.	No Obligation to Continue Employment.

This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

18.	Term of Plan.

No Stock Options may be granted under this Plan after September 8, 2016.

19.	Governing Law.

This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

20.    Stockholder Approval.

No Stock Option shall be exercisable unless and until the stockholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

21.	Privileges of Stock Ownership.

The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company common stock not actually issued to such holder.

END OF PLAN

Appendix “C”

Section 3.13 of the Amended and Restated Bylaws as Currently in Effect:

3.13	RESTRICTION ON ISSUANCE OF SECURITIES OR SECURITY INTERESTS

The board of directors of the corporation shall not, without first obtaining the approval of the holders of a majority of the stock having voting power at a meeting of the stockholders, (i) issue any securities convertible into shares of common stock of the corporation (other than those options and warrants authorized for issuance under the [Chapter 11 Bankruptcy]Plan), (ii) grant a security interest in all or substantially all of the assets of the corporation (other than the liens granted to the Koyah Entities and all other secured creditors described in the corporation’s [Chapter 11 Bankruptcy]Plan), (iii) grant any options or warrants to any individuals or entities (other than those options and warrants authorized for issuance under the [Chapter 11 Bankruptcy] Plan), or (iv) sell, issue or otherwise dispose of more than twenty percent (20%) of the common stock of the corporation in a private placement of such securities.

Section 3.13 of the Amended and Restated Bylaws as Proposed to be Amended by Proposal 3:

3.13	RESTRICTION ON ISSUANCE OF SECURITIES

(a)        The board of directors of the corporation shall not issue any options, warrants, rights or other securities convertible into shares of common stock of the corporation to employees, officers or directors where all or any part of the consideration for such securities consists of services performed or to be performed (including any such securities issued in connection with the employment or termination of employment of the employee, officer or director) other than (i) pursuant to a plan approved by the holders of a majority of the stock having voting power at a meeting of the stockholders, or (ii) options and warrants authorized for issuance under the [Chapter 11 Bankruptcy] Plan)

(b)        The board of directors of the corporation shall not, without first obtaining the approval of the holders of a majority of the stock having voting power at a meeting of the stockholders, sell, issue or otherwise dispose of securities in a private placement if, after giving effect to the sale of such securities and assuming the full conversion or exercise of any rights, warrants or options comprising such securities, the number of shares of common stock outstanding immediately following the private placement would increase by more than twenty percent (20%).

(c) The board of directors of the corporation shall not, without first obtaining the approval of the holders of a majority of the stock having voting power at a meeting of the stockholders, grant a security interest in any of the intellectual property of the corporation.

(d)        The provisions of this Section 3.13 shall be effective as of February 1, 2006, and shall supersede in their entirety former Section 3.13 in effect on the effective date of the [Chapter 11 Bankruptcy] Plan.

AURA SYSTEMS, INC.

2330 Utah Avenue

El Segundo, California 90245

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD March 17, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melvin Gagerman and Arthur J. Schwartz, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Aura Systems, Inc. (the “Company”) on March 17, 2009, at 10:30 a.m., at 1310 Grand Avenue, El Segundo, California or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

•	APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

☐	FOR	☐	AGAINST ☐	ABSTAIN

2. APPROVAL AND ADOPTION OF THE 2006 STOCK OPTION PLAN:

☐	FOR	☐	AGAINST ☐	ABSTAIN

3. APPROVAL AND ADOPTION OF THE COMPANY’S BYLAWS:

☐	FOR	☐	AGAINST ☐	ABSTAIN

(Continued on the reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

DATED:___________, 2009

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________
Signature

____________________________
Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.